DISTRIBUTION AGREEMENT

SCHEDULE A

AMENDED AS OF MAY 20, 2019

Fund	Effective Date	Initial Period End

Nuveen (f/k/a NuShares) Enhanced Yield U.S. Aggregate Bond ETF	August 2, 2016	August 1, 2019

Nuveen (f/k/a NuShares) REIT ETF	December 5, 2016	August 1, 2019

Nuveen (f/k/a NuShares) Large-Cap Growth ETF	December 7, 2016	August 1, 2019

Nuveen (f/k/a NuShares) Large-Cap Value ETF	December 7, 2016	August 1, 2019

Nuveen (f/k/a NuShares) Mid-Cap Growth ETF	December 7, 2016	August 1, 2019

Nuveen (f/k/a NuShares) ESG Mid-Cap Value ETF	December 7, 2016	August 1, 2019

Nuveen (f/k/a NuShares) ESG Small-Cap ETF	December 7, 2016	August 1, 2019

Nuveen (f/k/a NuShares) Enhanced Yield 1-5 Year U.S. Aggregate Bond ETF	March 14, 2017	August 1, 2019

Nuveen (f/k/a NuShares) ESG Emerging Markets Equity ETF	May 16, 2017	August 1, 2019

Nuveen (f/k/a NuShares) ESG International Developed Markets Equity ETF	May 16, 2017	August 1, 2019

Nuveen (f/k/a NuShares) ESG U.S. Aggregate Bond ETF	September 24, 2017	August 1, 2019

Nuveen ESG Large-Cap ETF	June 4, 2019	August 1, 2020

[SIGNATURE PAGE FOLLOWS]

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Signed: May 20, 2019

NUSHARES ETF TRUST, a Massachusetts business trust By: /s/ Christopher M. Rohrbacher Title: Vice President and Secretary	NUVEEN SECURITIES, LLC, a Delaware limited liability company By: /s/ Gifford R. Zimmerman Title: Managing Director

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